Exhibit 99.3

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS (INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2000/71/EC (THIS DIRECTIVE, TOGETHER WITH ANY IMPLEMENTING MEASURES IN ANY MEMBER STATE, THE “PROSPECTUS DIRECTIVE”)).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE (A) A LEGAL ENTITY WHICH IS AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; OR (B) A LEGAL ENTITY WHICH HAS TWO OR MORE OF (I) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (II) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000; AND (III) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS (“QUALIFIED INVESTORS”). IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT,

QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN

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ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

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Registered on «02» December 2010 State Registration Number

1-01-55038-E-039D

Federal Financial Markets Service (Name of Registering Body) (Signature of Authorized Officer) (Stamp of Registering Body)

Resolution

On the Issue of Additional Securities

Open Joint Stock Company

Federal Hydrogeneration Company

Type of securities – registered shares,

Category (type) of securities – common shares,

Form of securities – book-entry,

Par value – 1 (one) ruble,

Amount of securities – 1, 860, 000, 000 (one billion eight hundred sixty million) pieces,

Placement manner: open subscription.

Approved by decision of Board of Directors of JSC RusHydro made on October 29, 2010, Minutes № 110, of November 1, 2010,

Based on the resolution on increase of JSC RusHydro’s authorized capital by means of additional issue of shares, adopted at an extraordinary general meeting of shareholders of JSC RusHydro held on October 22, 2010, Minutes of November 27, 2010, №6

Issuer’s address and contact telephones: 660099, the Krasnoyarsk Territory, Krasnoyarsk, 51, Respubliki Str., Telephone: (495) 225-32-32 (ext. 1944), Fax: (495) 225-37-37.

Chairman of the Management Board	E.V. Dod

« » 2010	Stamp Here

1. Type, category of securities:

Common registered shares.

2. Form of securities:

Book-entry.

Securities are not convertible

3. Information on mandatory centralized storage of securities:

Mandatory centralized storage of securities is not specified.

4. Par value of each issued security (additional issue):

1 (one) ruble.

5. Amount of securities of the additional issue:

1, 860, 000, 000 (one billion eight hundred sixty million) pieces.

6. Amount of securities of this issue placed earlier:

288, 695, 430, 802 (two hundred eighty eight billion six hundred ninety five million four hundred thirty thousand eight hundred two) pieces.

7. The rights of holders of each security of the issue (additional issue):

7.1. Clause 6.2 of Article 6 of JSC RusHydro Charter (hereinafter Issuer, Company): “Each common registered share of Company gives its holder an equal set of rights.

The holders of common registered shares of the Company have the following rights:

1) To participate (either in person or via proxy) in the Company’s General Meeting of Shareholders and to exercise his/her voting right in regard to all issues that fall under his/her competence;

2) To suggest issues to be included on the agenda of the General Meeting of Shareholders adhering to the procedures established by the current Russian law and the present Charter;

3) To be informed of corporate activities and to inspect the Company’s documents in accordance with Article 91 of the Russian Federal Law “On Joint Stock Companies”;

4) To receive dividends declared by the Company;

5) To exercise his/her pre-emptive rights in regard to additional shares placed via open subscription and convertible into shares securities in the amount proportionate to the number of shares of a given category (type) owned by said shareholder;

6) To receive a share of the Company’s property if the Company is liquidated;

7) To exercise other rights stipulated by the Russian Law and the present Charter”.

The Issuer’s Charter does not stipulate the maximum permissible number of votes owned by one shareholder.

7.2. Placed securities are not preferred shares.

7.3. Placed securities are not bonds.

7.4. Placed securities are not Issuer’s options.

7.5. Placed securities are not convertible.

8. Conditions and manner of placement of the issued securities (additional issue)

8.1. Manner of placement: open subscription.

8.2. Period of the securities’ placement:

Method of determination of the date of the effective commencement of the securities placement: The date of the effective commencement of placement of the additionally issued securities (hereinafter - «shares», «additional shares», «securities», «placed securities») of Issuer – on the 15th (fifteenth) day from the date of the publication of the statement on the state registration of this additional securities issue in mass print media with circulation of more than 10,000 (ten thousand) copies

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(Izvestia newspaper), within 10 (ten) days from the date of state registration of the present additional issue of securities. The said statement also stipulates the way potential holders of securities can access the information contained in the prospectus.

Method of determination of the date of the effective completion of the securities placement: on the 120th (ony hundred twentieth) day from the date of the state registration of the present additional issue of securities, or on the date of the last additionally issued security placement, whichever comes first.

The period of the securities placement is determined by indication of the dates of disclosure of some information pertaining to the issue of securities.

Information disclosure procedure: Statement on the state registration of this additional issue of securities is published by the Issuer in mass print media with circulation of more than 10,000 (ten thousand) copies (Izvestia newspaper), within 10 (ten) days from the date of the state registration of the present additional securities issue. The said statement also stipulates the way prospective holders of securities can access the information contained in the prospectus.

Disclosure of the information on the state registration of the additional securities issue is also performed by Issuer by means of a corresponding message publication on the news bulletin of Interfax news agency JSC (closed type) (hereinafter - Interfax news bulletin) and on the website of the Issuer as stipulated in Clause 11 of the Resolution on the issue of additional securities.

Period of determination of the date of the effective commencement of the additional Issuer’s securities placement starts from the date of the Issuer’s fulfillment of all of his/her obligations in regard to the information disclosure as per this Clause 8.2 of the Resolution on the issue of additional securities.

8.3. Securities placement procedure:

Shares are placed by means of signing agreements on purchase of the placed securities (hereinafter – Share Purchase Agreement).

Purchase of shares by persons exercising their pre-emptive rights is performed as per Clause 8.5 of Resolution on the additional issue of shares. Until the expiration of the pre-emptive rights exercise validity period stipulated by Clause 8.5 of the present Resolution on the Issue of Additional Securities share placement cannot be performed in any other way.

For the purposes of conclusion of Share Purchase Agreements falling short of the pre-emptive rights exercise upon the review of the results of pre-emptive rights exercise and within 40 (forty) days before the date of the securities placement period completion (as it is stipulated in Clause 8.2 of the present Resolution on the issue of additional securities) Issuer publishes an open invitation to an undefined set of people to make proposals (offers) of the securities purchase (hereinafter – Invitation to make offers) in the Interfax news bulletin or at www.rushydro.ru website.

Period within which it is possible to make offers of the securities purchase (hereinafter Offers):

The shares placement shall be performed with the assistance of the professional securities market maker (Broker), providing Issuer with the services of the shares placement in accordance with terms and conditions of a paid services agreement concluded with the Broker. Such a Broker is one of the Brokers listed hereinafter. Not later that the start of the period within which it is possible to make offers of the shares purchase Issuer will disclose the information on the chosen Broker who will be performing the shares placement services in Interfax news bulletin and at www.rushydro.ru website.

The Issuer provides the Broker with the list of his/her interested parties before the date of the placement commencement and also indicates the parties from such a list, transactions with which have been approved by the Issuer.

Offers can be forwarded to the Issuer or to the Broker within the period starting from publication of the Invitation to make offers in Interfax news bulletin or at www.rushydro.ru website and not later than 10 (ten) days from the date of the publication of the Invitation to make offers in Interfax news bulletin or at www.rushydro.ru website (hereinafter Offers Collection Period).

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Potential Purchaser of the issued securities (hereinafter – Purchaser) can make an offer daily from 10 am till 5 pm, Moscow time apart from Saturday, Sunday and non-working holidays at the following address: JSC RusHydro, 51 Arhitektora Vlasova street, Moscow, 117393, Russian Federation or at the Brokers’ address.

Each offer must contain the following information:

- Title: «Offer of purchase of JSC RusHydro shares»;

- Full Company name /family name, name, patronymic name of Purchaser;

- Taxpayer Identification Number of Purchaser (if available);

- Place of residence (location) of Purchaser;

- For individuals – passport data (date and place of birth; serial number, number and date of passport issue, passport issuing body);

- For corporate entities – data on the registration of corporate entity (including for the Russian corporate entities – data on the state registration of legal entity/listing in the Uniform State Register of Legal Entities (date, registering body, number of the corresponding certificate) ;

- The offer maker’s consent to purchase shares in the quantity stipulated in the Offer at the price of the securities placement in the order stipulated by the Resolution on the additional issue of shares

- Quantity of purchased securities which can be shown as:

- Accurate number of shares presented numerically, which Purchaser undertakes to purchase;

- Minimum quantity of shares that Purchaser undertakes to purchase. Should the minimum quantity be indicated it means that Purchaser making an offer undertakes to purchase any quantity of issued shares which is not less than the indicated minimum quantity;

- Maximum quantity of shares that Purchaser undertakes to purchase. Should the maximum quantity be indicated it means that Purchaser making an offer undertakes to purchase any quantity of issued shares which does not exceed the indicated maximum quantity;

- Minimum and maximum quantity of shares that Purchaser undertakes to purchase. Should the maximum and minimum quantity be indicated it means that Purchaser making an offer undertakes to purchase any quantity of issued shares which is not less than the minimum quantity and does not exceed the maximum quantity;

- Number of the Purchaser’s personal account in the register of the registered shares holders of the Issuer for the transfer of the purchased shares to the indicated account. If the shares shall be transferred in the register of the registered share holders of the Issuer to the account of the nominee shareholder – full company name of depository (hereinafter – First level depositary), data on the state registration of such depositary (Principle State Registration Number, name of state registering body, state registration date and date of listing in the Uniform State Register of Legal Entities), the Purchaser’s depositary account number, number and date of depositary agreement, concluded between the depositary and the Purchaser (in regard to the placed securities). If the Purchaser’s depositary account is operated (in regard to the placed securities) by nominee shareholder, who in his/her turn is a depositor of First Level Depositor the offer stipulates the full company name of the indicated nominee shareholder, data on the state registration of the indicated nominee shareholder (hereinafter – Second level depositary) (Principle State Registration Number, name of state registering body, state registration date and date of listing in the Uniform State Register of Legal Entities), the Purchaser’s depositary account number, number and date of depositary agreement, concluded between the depositary and the Purchaser (in regard to the placed securities), full company name of First level depositary, details of the inter-depositary agreement concluded between the First level depositary and the Second level depositary (and so on this information is provided up to the nominee shareholder with whom the Purchaser has his/her depositary account (in regard to the placed securities).

- Bank details of the Purchaser which can be used for the return of funds;

- Contact information (mailing address, fax number with the indication of a city code, e-mail address) for the purposes of forwarding the reply on the Offer acceptance (acceptance).

Offer must be signed by the Purchaser (or his/her designated person with the attached original or notarized copy of properly issued power of attorney or any other document conforming the representative’s mandate) or, for legal entities, - it must contain an impress of a seal (if available).

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The offer shall contain the following attachments:

- for legal entities – notarized copies of constituent documents and documents confirming the mandate of the person entitled to act on behalf of the legal entity without power of attorney;

-Offer must be accompanied by the provision of financial guarantees, securing the fulfillment of obligations by the offer maker consisting of payment for the shares if his/her offer is accepted by the Issuer.

- If according to legal requirements the purchase of the shares in the quantity stipulated in the offer by the offer maker is performed upon the prior consent of the antimonopoly body, the offer maker must attach to the offer a copy of the corresponding antimonopoly body consent.

- If according to legal requirements the purchase of the shares in the quantity stipulated in the offer by the offer maker is performed upon the prior consent of the competent control body of the Purchaser (management board, general meeting of shareholders), the offer maker must attach to the offer a copy of the corresponding resolution on the approval of the securities purchase transaction.

The Issuer refuses to accept an Offer in case, if the Offer doesn’t meet the requirements of the Russian legislation and (or) Resolution on additional issue of securities.

Offers, submitted to the Issuer, should be registered by the Issuer in the special registration book for entered proposals (hereinafter referred to as the Issuer’s Registration Book) on the day of their entry. Offers, submitted to the Broker, should be registered by the Broker in the special registration book for entered proposals (hereinafter referred to as the Broker’s Registration Book) on the day of their entry.

Offers on acquisition of placed securities, sent to prospective purchaser, are accepted by the Issuer at his discretion.

Recalling the Issuer’s Registration Book and the Broker’s Registration Book data, the Issuer or the Broker forwards an answer on acceptance (the Acceptance) of the proposal (the Offer) to the Purchasers on behalf of the Issuer and pursuant to the written instructions of the Issuer, chosen by the Issuer at his discretion among the Purchasers, sending Offers, which meet requirements, stipulated in clause 8.3. of the Resolution on additional issue of securities. This answer shall contain the number of shares, placed for the Purchaser, who sent the Offer.

The answer on the Offer acceptance (the Acceptance) is handed over personally to the Purchaser or to his authorized representative, or, is sent at his postal address and (or) by fax and (or) by e-mail, specified in the Offer, not later than 3 (three) days after acceptance of the Offer by the Issuer (hereinafter referred to as the Term of the Acceptance forwarding)

Resolution on acceptance of the Offer (the Acceptance) may be made by the Issuer within 5 (five) days from the date of expiration of the Term of Offers collection (hereinafter referred to as the Term of Acceptance). The Issuer has the right to make Resolution on Acceptance only in relation to that number of additional shares, which are unplaced at the moment of making Resolution on acceptance of such Offer and are not subject to placement to the same or any other Purchaser according to the Offer, accepted by the Issuer earlier.

The Agreement is considered as signed at the moment of receipt by the Purchaser (by an authorized representative of the Purchaser that submitted the Offer) that sent the Offer, the answer of the Issuer on acceptance of the Offer (the Acceptance).

According to article 434 of the Civil Code of the Russian Federation, upon mutual agreement of the parties, the Agreement may be drawn up in the form of a single document, signed by the parties in that number of copies which was agreed by the parties.

For drawing up of a Share Purchase Agreement, the Purchaser has the right to address JSC RusHydro, 51 Arhitektora Vlasova street, Moscow, 117393, Russian Federation, every day from 10a.m. to 5 p.m., Moscow time, except weekends and public holidays. The Agreement may be drawn up after receipt of the offer acceptance by the Purchaser.

Purchased securities shall be paid up by the Purchaser after receipt of an answer on the Offer acceptance (the Acceptance) from the Issuer, within 10 (ten) days from the date of termination of the Term of Acceptance forwarding.

Obligation to pay for the placed shares is considered fulfilled at the moment of monetary funds receipt on the Issuer’s account, specified in clause 8.6. of the Resolution on additional issue of securities.

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In pursuance of the Share Purchase Agreement, the Purchaser shall transfer money to the Issuer’s bank account, specified in clause 8.6. of the Resolution on additional issue of securities.

The placed shares should be paid up by their Purchaser within the term, determined by the Resolution on additional issue of securities and Share Purchase Agreements, and before credit entries on the Purchaser’s personal accounts are made in the Issuer’s share registry system (or on the nominee shareholder’ account, specified by the Purchaser). At the same time, credit entries on the Purchaser’s personal accounts in the Issuer’s share registry system (or on the nominee shareholder’ account, specified by the Purchaser) can’t be made prior to the Effective Date of placement or after the Date of Termination of placement of additional shares.

In case if the obligation to pay for purchased shares is not fulfilled within the specified term or is partly fulfilled, the Issuer has the right to cancel cross obligation on share transfer to the Purchaser.

In case of partial fulfillment of the obligation to pay for purchased shares by the Purchaser, the Issuer has the right to fulfill cross obligation on share transfer to the Purchaser in the proportion, paid by the Purchaser.

In case of partial fulfillment of the obligation to pay for purchased shares by the Purchaser, or in case of total refusal of the Issuer to fulfill cross obligation on share transfer, if the Purchaser failed to pay for shares within the term specified above, money received as the partial obligation fulfillment, or, all the money, paid by the Purchaser for shares, should be repaid to the Purchaser by a non-cash transfer (according to the established procedure) not later than 60 (sixty) days from the Date of Termination of securities placement with respect to the banking details, specified in the Offer.

The Issuer is not obliged to send to the Purchaser the notification on refusal to fulfill cross obligation on share transfer (of all shares or of their part, which is not paid by the Purchaser), but, the specified notification may be handed over personally to the Purchaser or to his authorized representative, or, may be sent at his postal address and (or) by fax and (or) by e-mail, specified in the Offer, at the discretion of the Issuer, in order to inform the Purchaser.

The obligation of the Issuer on transfer to the Purchaser of placed securities is considered fulfilled from the moment of making of credit entry on the Purchaser’s personal account or on the personal account of the Nominee Shareholder, specified by the Purchaser in the Offer, which is the holder of a corresponding proportion of placed securities.

Placement of additional shares by entities, enjoying preemptive rights to additional placed shares purchase, is effected in the form and manner, stipulated in clause 8.5. of Resolution on additional issue of securities.

Before the end of the Term of validity of preemptive right to purchase of placed securities, stipulated by clause 8.5. of the Resolution on additional issue of securities, it is not allowed to place securities otherwise than through the specified preemptive right.

Change and/or termination of Agreements, signed during the placement of shares, is effected under and in accordance with Chapter 29 of the Civil Code of the Russian Federation.

Preemptive right to securities purchase is granted in case of securities placement.

Securities are registered; administration of the share register is effected by a registrar.

An entity, whom the Issuer issues (sends) transfer order, which is the base for making of credit entry on the First Purchaser’s personal account (registrar, the first purchaser), and other conditions of transfer order issue: Not later than 5 (five) days from the date of termination of securities’ payment period, determined by clauses 8.3. and 8.6. of the Resolution on additional issue of securities, provided that the placed securities are paid for in the manner and form, determined by clause 8.6. of the Resolution on additional issue of securities; and not later than 3 (three) days prior to the Date of Termination of placement of additional shares, the Issuer sends to the Issuer’s registrar (Registrar R.O.S.T. Open Joint-Stock Company OGRN 1027739216757, a license for carrying out activities associated with administration of share register № 10-000-1-00264 issued by the Federal Commission on the Securities Market on 03.12.2002) transfer order, which is the base for making of credit entry on the Purchaser’s personal account or on the personal account of the Nominee Shareholder, specified by the Purchaser in the Offer, which is the holder of a corresponding proportion of placed securities.

Within 3 (three) days from receipt of the transfer order and not later than on the Date of Termination of securities placement, the registrar shall charge off the Issuer’s issuing account, specified in the

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transfer order, a certain number of securities of the present additional issue, and shall enter them to the Purchaser’s personal account or to the personal account of the Nominee Shareholder, specified by the Purchaser in the Offer.

Shares are considered to be placed from the Date of making an entry in register of shareholders, the owners of Issuer’s securities, on credit of securities on the Purchaser’s personal account or to the personal account of the Nominee Shareholder, specified by the Purchaser in the Offer.

Placement of additional shares to entities, enjoying preemptive right to additional placed shares purchase, is effected in the form and manner, stipulated in clause 8.5. of Resolution on additional issue of securities.

It is planned to make a placement of a certain number of shares of the present additional issue within the frames of enjoyment of the preemptive right to placed shares’ purchase (while they are purchased by entities, which have preemptive right to placed shares’ purchase), outside the territory of the Russian Federation as well, through placement of the corresponding foreign securities, which proved the right regarding additional shares, in accordance with foreign laws.

It is not planned to make a placement of shares of the present additional issue to other purchasers (not within the frames of enjoyment of the preemptive right to placed shares’ purchase), outside the territory of the Russian Federation, through placement of the corresponding foreign securities, which proved the right regarding additional shares, in accordance with foreign laws.

Securities are not placed through subscription by means of tender.

Placement of securities is made by the Issuer with the assistance of a professional participant of the securities market (the Broker), who renders services on placement of securities for the Issuer under the Commutative Agreement signed with the Broker (hereinafter and above referred to as “the Broker”). The Issuer will engage one or some of the following entities in collaboration:

1) Full company name: Investment Company EUROFINANSY Open Joint-Stock Company

Short company name: IC EUROFINANSY OJSC

Registered address: 10/2, Shabolovka street, Moscow, Russia, 119049

Postal address: 10/2, Shabolovka street, Moscow, Russia, 119049

Number of license for carrying out brokerage activity: № 077-06234-100000

Date of license issue: 09.09.2003

Term of validity: unlimited

The license was issued by the following authority: Federal Commission on the Securities Market of the Russian Federation

2) Full company name: Sberbank of Russia Open Joint-Stock Company

Short name of a credit company: Sberbank of Russia OJSC

Registered address: 19 Vavilova Str., 117997 Moscow, Russia

Postal address: 19 Vavilova Str., 117997 Moscow, Russia

Number of license for carrying out brokerage activity: 077-02894-100000

Date of license’ issue: 27.11.2000

Term of validity: unlimited

The license was issued by the following authority: Federal Commission on the Securities Market of the Russian Federation

3) Full company name: OTKRITIE Brokerage house Open Joint-Stock Company

Short company name: OTKRITIE Brokerage house OJSC

Registered address: 19, build. 10, Protopopovsky side street, 129090, Moscow

Postal address: 19, build. 10, Protopopovsky side street, 129090, Moscow

Number of license for carrying out brokerage activity: 177-06097-100000

Date of license issue: June 28, 2002

Term of validity: unlimited

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The license was issued by the following authority: Federal Commission on the Securities Market of the Russian Federation

Not later than before the beginning of the period, during which the Offers on shares purchase may be sent, the Issuer shall report in the Interfax news bulletin and on www.rushydro.ru , who will be engaged to render services on placement of shares among the Brokers specified above.

The main functions of Brokers on rendering the Issuer services on placement of shares include reception and registration of Offers, sending answers on behalf of the Issuer on acceptance of the Offers (Acceptances) by entities, chosen by the Issuer at his discretion from those, who has sent the Offers.

The Broker is not obliged to purchase securities, which were not placed within the defined period.

The Broker has no obligations associated with maintenance of prices for the placed securities on the certain level during the defined period after completion of their placement (stabilization), including obligations related to rendering of market-maker services.

The Broker has no right to purchase additional number of the Issuer’s securities from the placed (circulating) securities of the Issuer of the same kind, category (type) as the placed securities, which may be sold or not sold depending on the results placement of the securities placement.

The Agreement with the Broker is to be signed after state registration of issue of placed shares, but not later than before the beginning of the period, during which the Offers on shares purchase may be sent. The amount of commission of the Broker will be determined in the Agreement and may depend on the results of placement of securities, but at the same time will not exceed 1, 000, 000 (one million) rubles.

It is not planned to offer to purchase securities of the same kind, category (type), which were placed before (circulating securities), outside the territory of the Russian Federation, through placement of corresponding foreign securities.

The Issuer is not a business entity, which has a strategic importance for country’s defense and the state security; that’s why entries into agreements, focused on the carve-out of the Issuer’s securities to the first owners during their placement, do not require any decision-making on preliminary approval of the specified agreements in accordance with the Federal Law “On the procedure for foreign investments into business companies which are of strategic importance for national defense and state security”

8.4. The price (prices) and the procedure for determination of the price for placement of securities:

The price for placement of additional shares (including entities, incorporated into the list of entities, which have preemptive right to purchase placed additional shares) is determined by the Board of Directors of the Company in accordance with articles 36, 77 of the Federal Law “On Joint Stock Companies” after state registration of the present additional issue, on or prior to the Date of beginning of securities placement.

The information on the price (and the procedure for determination of the price) for placement of securities should be published by the Issuer in the news bulletin and on the website. The information on the price (and the procedure for determination of the price) for placement of securities is published by the Issuer within the following term prior to the Date of beginning of securities placement:

- in the news bulletin (Interfax) – within 1 day from the date of making the decision to determine offer price of securities but before the date of beginning of the shares placement;

- on the Internet site www.rushydro.ru – within 2 days from the date of making the decision to determine offer price of securities but before the date of beginning of the shares placement.

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8.5. Procedure for exercising the pre-emptive right for acquisition of the placed securities:

14.09.2010 is the date, on which the list of persons having the pre-emptive right for securities acquisition is made.

Procedure for notifying about the possibility of exercising the pre-emptive right for acquisition of the placed securities is the following: Notification of the possibility of exercising the pre-emptive right for the placed securities acquisition (hereinafter referred to as the Notification of the pre-emptive right) is effected after state registration of this additional security issue and before the beginning of the period of their placing in accordance with the procedure, determined in the Issuer’s Articles of Association for informing about general meeting of Issuer’s shareholders.

In accordance with Clause 10.11 of Article 10 of the Issuer’s Articles of Association, notification of General meeting of shareholders is published by the Issuer in the Izvestia newspaper, as well as posted on the Company’s Internet site.

Thus, after state registration of additional share issue and before the Date of the beginning of additional shares placing, the Issuer publishes the Notification of the pre-emptive right in the Izvestia newspaper, as well as posts the Notification of the pre-emptive right on the Issuer’s web-site at the address: www.rushydro.ru.

The Notification of the pre-emptive right is also published in the news bulletin of Interfax CJSC news agency within 5 days after the Issuer has fully performed his obligations on the Notification of the pre-emptive right, in particular, after the Issuer has performed the last of the following actions: published the Notification of the pre-emptive right in the Izvestia newspaper, as well as posted the Notification of the pre-emptive right on the Issuer’s web-site at the address: www.rushydro.ru.

The Notification of the pre-emptive right shall contain the information about the amount of the placed additional shares, their offer price, procedure of determining the amount of securities, which may be purchased by each person, having the pre-emptive right of their acquisition, the procedure of filing applications of such persons into the company, and the period, during which such applications shall be received by the Issuer (hereinafter referred to as the Effective period of the pre-emptive right exercise).

Procedure for exercising of the pre-emptive right for acquisition of the placed securities, as well as effective period of the pre-emptive right exercise.

In accordance with Articles 40,41 of the Federal Law “On joint stock companies”, the Issuer’s shareholders, ordinary shares holders, who had the right to participate in the extraordinary general meeting of the Company’s shareholders, which took place on October 22, 2010, where the resolution “On increasing the authorized capital of the Company” was made, have the pre-emptive right for acquisition of the Issuer’s additional shares in the amount proportional to the amount of the Issuer’s ordinary shares belonging to them.

Placement of a certain amount of shares of this additional issue under the exercising the pre-emptive right for the placed shares acquisition (i.e. at their purchasing by persons, having the pre-emptive right for the placed shares acquisition), is expected to be effected, including outside the Russian Federation, by placing, in accordance with the foreign law, of the corresponding foreign securities certifying the right for the shares.

In the course of exercising the pre-emptive right for the placed shares acquisition by the persons, having the pre-emptive right for the placed shares acquisition, Share Purchase Agreements are concluded, including the agreements designed for purchasing foreign shares of a foreign issuer placed in accordance with the foreign law (hereinafter referred to as the Depositary bank as well), proving the rights on the Issuer’s shares (hereinafter referred to as the Depositary receipts), in accordance with the procedure indicated below.

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As issue of the Depositary receipts is not subject to state registration in the Russian Federation, Depositary receipts are offered to be placed exclusively outside the Russian Federation, may not and will not be placed by the Issuer or publicly circulate on the territory of the Russian Federation. Placement of shares by means of placing the Depositary receipts is effected in accordance with the agreement between the Issuer and the Depositary bank, under which the Depositary bank issues Depositary receipts.

Placement of shares by means of placing the Depositary receipts is effected under the condition that the Issuer has the permission for placing and organizing securities circulation outside the Russian Federation, provided, in accordance with the existing procedures, by the Federal Financial Markets Service, required in accordance with the law of the Russian Federation for placing and further circulating outside the Russian Federation of the share of this additional issue.

Placement of the Issuer’s shares by means of placing foreign securities is considered to be crediting of the Issuer’s shares to the account (depositary account) of the Depositary bank, which in accordance with the foreign law is the issuer of the respective Depositary receipts.

Additional shares placing to the persons, having the pre-emptive right for the placed securities acquisition, is effected on the basis of the written applications for acquisition of the placed securities (hereinafter referred to as the Applications, as well, or Application in singular), filed by such persons (hereinafter referred to as the Applicants, as well, or Applicant in singular).

Persons having the pre-emptive right for the placed securities acquisition may wholly or partially exercise their pre-emptive right in the amount, proportional to the amount of the Issuer’s registered shares belonging to them.

The effective period of the pre-emptive right exercise is 45 (forty five) days. The effective period of the pre-emptive right exercise shall start on the date when the Issuer fully performs his obligations of providing the Notification of the pre-emptive right, in particular, when the Issuer has performed the last of the following actions: published the Notification of the pre-emptive right in the Izvestia newspaper, posted the Notification of the pre-emptive right on the Issuer’s web-site at the address: www.rushydro.ru.

Before the expiry of the Effective period of the pre-emptive right exercise it is forbidden to place securities otherwise than by exercising the pre-emptive right for their acquisition.

The person having the pre-emptive right for acquisition of the placed securities may file the Application within the Effective period of the exercise of the pre-emptive right.

The Applicant may wholly or partially exercise his pre-emptive right by means of filing the Application to the Issuer.

The Application shall contain the following information:

- The Title “Application for acquisition of JSC RusHydro shares through exercise of the pre-emptive right”;

- Surname, name, patronymic (full company name) of the person having the pre-emptive right for acquisition of the placed securities;

- taxpayer identification number (if any) of the person having the pre-emptive right for acquisition of the placed securities;

- place of residence (registered office) of the person having the pre-emptive right for acquisition of the placed securities;

- for individuals – passport details (date and place of birth, passport’s series, number and date of issuance, the name of the body which issued the passport);

- for legal entities – information of the legal entity incorporation (including, for Russian legal entities – data of the legal entity incorporation/ entry into the Unified State Register of Legal Entities (date, registering body, number of the certificate));

- amount of the placed securities to be acquired;

- the Applicant’s personal account number in the register of the registered shares holders of the Issuer to credit to it the purchased shares. If shares shall be credited in the register of the registered share holders of the Issuer to the account of the nominee shareholder, the following data shall be presented: full company name of the depositary (hereinafter referred to as the First level depositary), information of incorporation of such depositary (Primary State Registration Number, name of the body effecting

Resolution on the Issue of Additional Securities of JSC RusHydro	page 10 of 22

the incorporation, date of incorporation, making an entry about the depositary into the Unified State Register of Legal Entities), the Applicant’s depositary account number, date and number of the depositary agreement, concluded between the depositary and the Applicant (in respect of the placed securities). If the Applicant’s depositary account (in respect of the placed shares) is maintained by the nominee shareholder, who in his turn is a depositor of the First level depositary, the Application shall contain the full company name of this nominee shareholder (hereinafter referred to as the Second level depositary) (Primary State Registration Number, name of the body effecting the incorporation, date of incorporation, making an entry about the depositary into the Unified State Register of Legal Entities), the Applicant’s depositary account number, date and number of the depositary agreement, concluded between the depositary and the Applicant (in respect of the placed securities), full company name of the First level depositary, details of the inter-depositary agreement, concluded between the First level depositary and the Second level depositary (and so on the information is provided up to the nominee shareholder, in which the Applicant has his depositary account (in respect of the placed securities));

- the Applicant’s bank details to effect return of funds;

- the Applicant’s contact details (correspondence address and fax number, including area code, e-mail address) to inform the Applicant about the results of his Application’s examination.

- reference to the document attached to the Application, certifying payment by the Applicant for the placed securities.

A document certifying the payment for securities shall be attached to the Application.

The Issuer may determine the recommended form of the Application. In this case the form is posted on the Internet site www.rushydro.ru before the date on which the Effective period of the pre-emptive right exercise starts.

Payment for the purchased shares shall be effected by the Applicant in accordance with the procedure set in Clause 8.6. of the Resolution on the issue of additional securities.

The Application shall be signed by the person having the pre-emptive right for acquisition of the placed securities (or his authorized representative, with the attached original Power of attorney duly executed or its notarized copy or other notarized document proving the authorization of the representative) and shall have impression of a seal (if any) in case of legal entities.

The Applicant shall bare responsibility for credibility of the information, indicated in the Application, and their correspondence to the data of the register of the Issuer’s shareholders.

The Applications may be filed every day, except for Saturday, Sunday and public holidays, from 10 a.m. till 5 p.m. (Moscow time), at the following address: Registrar R.O.S.T. JSC (OAO « »), 18, Building 13, Stromynka str., Moscow ( ).

Correspondence address for sending Applications is Registrar R.O.S.T. JSC (OAO « »), 18, Stromynka str., P.O. Box 9, 107996 Moscow (107996,).

The Applications shall be registered in the registry of the received Applications with mentioning of the date of each Application receipt.

The Issuer has the right to deny the exercise of the pre-emptive right to the person who has filed the Application in case, if:

- The Application does not correspond to the requirements stated in Clause 8.5 of the Resolution on the issue of additional securities;

- The Application does not provide for identification of the person on whose behalf the Application has been filed, as the person having the pre-emptive right for acquisition of the placed securities;

- The Application is received by the Issuer at the expiry of the Effective period of the pre-emptive right exercise.

In case the Issuer dismisses the Application, the money resources received by the Issuer as payment for shares, shall be repaid to the Applicant in non-cash form within 60 (sixty) days after the expiry of the Effective period of the pre-emptive right exercise, in accordance with the bank details indicated in the Application.

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In case the Application indicates an amount of shares less than the amount of shares paid for in accordance with the document on payment for placed shares, such Application shall be satisfied by the Issuer in respect of the amount of shares indicated in the Application. In this case within 60 (sixty) days after the expiry of the Effective period of the pre-emptive right exercise the Issuer shall return to the Applicant the money resources exceeding the cost of the placed shares, the amount of which is indicated in the Application, received by the Issuer as payment for shares, in accordance with the bank details indicated in the Application.

In case the Application indicates an amount of shares exceeding the amount of shares paid for in accordance with the document on payment for placed shares, the Applicant is considered to have exercised his pre-emptive right for share acquisition in respect of the shares, which have been paid for.

In case the amount of shares indicated in the Application exceeds the amount of shares, that the Applicant has the right to purchase, the Application, while conforming to all other conditions, is satisfied to the amount of the maximum number of full shares possible for this person in accordance with the payment procedure, indicated below. In this case within 60 (sixty) days after the expiry of the Effective period of the pre-emptive right exercise the Issuer shall return to the Applicant the monetary funds exceeding the cost of the shares, purchase of which is maximum possible for this Applicant, received by the Issuer as payment for shares, in accordance with the bank details indicated in the Application.

The maximum amount of additional shares, which a person may purchase in the exercise of the pre-emptive right for purchasing the Issuer’s additional shares, is proportional to the amount of the Issuer’s ordinary registered shares at his disposal as of September 14, 2010, and is calculated using the following formula:

X = Y * (1, 860, 000, 000 / 288, 695, 430, 802), where

X – maximum amount of additional shares of this additional issue, which may be purchased by the person having the pre-emptive right for acquisition of the placed securities;

Y – the number of ordinary registered shares of the Issuer, belonging to a person exercising the pre-emptive right to purchase the placed securities, as of September 14, 2010 (the day when a list of the persons eligible to participate in the Company’s Extraordinary General Meeting of the Issuer at which the resolution “On the Increase in the Company’s Authorized Capital” was adopted, was compiled,;

1,860,000,000 (one billion eight hundred sixty million) – the number of additional ordinary shares, placed by the Issuer in accordance with the Resolution on the issue of additional securities;

288,695,430,802 (two hundred eighty-eight billion six hundred ninety-five million four hundred thirty thousand eight hundred two) – the number of the placed ordinary registered shares of the Issuer.

If the determination of the number of the placed additional shares of a person exercising the pre-emptive right to share purchase with the realization of such right, results in the fractional number, such a person is entitled to acquire a part of the placed additional shares (fractional share), which corresponds to the fractional number.

Fractional shares give its owner (the shareholder) rights that are granted by the share of the relevant category (type) in the amount corresponding to the part of the whole share that it forms.

Fractional shares are circulating on a par with full shares.

The record of rights to the fractional shares in the register maintenance system in the personal accounts of the registered bodies is made without rounding.

With the establishment of fractional shares as a result of the realization of the shareholders’ pre-emptive right, the remaining part of such additional shares is not subject to further placement. After the end date of the additional shares placement and the state registration of the report on the issue of the Issuer’s additional securities, the remaining unplaced fractions of the shares are withdrawn.

The Share Purchase Agreement with the person, exercising the pre-emptive right to acquire the placed securities shall be concluded on the receipt by the Issuer of the Application with the enclosed documents on the securities payment.

In case the Application with the enclosed documents on the securities payment is delivered to the Issuer before the Date of the placement of the additional issue shares, the Share Purchase Agreement shall be concluded strictly at the Date of the placement of the additional issue shares.

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On signing the Share Purchase Agreement with the person, exercising the pre-emptive right to acquire the placed securities, the both parties in accordance with Article 434 of the Civil Code of the Russian Federation are entitled to conclude the agreement in a form of one document, signed by both the parties, executed in the stipulated number of copies.

In order to have the Share Purchase Agreement signed, the Applicant appeals within the Effective period of the exercise of the pre-emptive right from 10 a.m. till 5 p.m. Moscow time, daily except Saturday, Sunday and the non-working public holidays to the address: JSC RusHydro, 51 Arhitektora Vlasova Str., Moscow, the Russian Federation. The agreement shall be signed not later than 10 (ten) days on the receipt of the Application.

The placement of the acquired shares as a result of the realization of the pre-emptive right to acquire the additional issue shares shall take place only after their full payment.

The Issuer shall deliver the transfer order, which is the basis for making the credit entry to the personal account of the Applicant or nominee shareholder, specified by the Applicant in the Application, not later than 2 (two) days on the expiry of the Effective period of the exercise of the pre-emptive right to the Issuer’s registrar (OJSC Registrar R.O.S.T., OGRN (Principle State Registration Number) 1027739216757, Federal Securities Commission license No. 10-000-1-00264 on the activities of the register maintenance of December 3, 2002).

The registrar shall debit from the Issuer’s account the number of the additional issue securities, specified in the transfer order within not more than 3 (three) days from the day of the transfer order receipt and shall credit them to the personal account of the Applicant or the nominee shareholder, specified by the Applicant in the Application. The securities shall be deemed placed from the date of entering into the register of shareholders, the securities owners of the Issuer, the record of crediting of the securities to the personal account of the person, exercising the pre-emptive right, or the nominee shareholder, specified in the Application by the person, exercising the pre-emptive right.

The effective period of the specified pre-emptive right exercise: The effective period of the pre-emptive right exercise amounts to 45 (forty-five) days. The Effective period of the pre-emptive right exercise begins from the moment of fulfillment by the Issuer of all its obligations under the Notice on the pre-emptive right, namely from the moment of fulfillment by the Issuer of the last of the specified activities: the publication of the Notice on the pre-emptive right in Izvestia newspaper, posting of the Notice on the pre-emptive right on the web-site of the Issuer at the address: wwww.rushydro.ru.

Till the end of the Effective period of the pre-emptive right exercise the placement of securities other than the realization of the pre-emptive right to acquisition is prohibited.

The summary of results of the realization of the pre-emptive rights to acquisition of the placed securities: The results of the realization of the pre-emptive right to acquisition of the additional shares are summarized by the sole executive body of the Issuer within 5 (five) days from the expiry of the Effective period of the pre-emptive right exercise.

The order of information disclosure on the results of exercise of the pre-emptive right to acquisition of the placed securities:

The Issuer shall disclose the information on the results of exercise of the pre-emptive right in the form of a message, within the following days from the date of summing up the results of the pre-emptive right exercise:

- in the Interfax news bulletin – within 4 (four) days;

- at the website on the internet: www.rushydro.ru – within 5 (five) days.

8.6. Terms and Order of Securities Payment

Terms and Order of Securities Payment: In case of the present additional issue securities’ acquisition, payment by monetary funds is provided for.

The placed shares shall be fully paid by their Purchasers (Applicants) in the terms, stipulated by the Resolution on the issue of additional securities, the Share Purchase Agreement and till making the credit entry to the personal accounts of the Purchasers (Applicants) (nominee shareholders, specified by the Purchasers (Applicants) in the register maintenance system.

During the securities payment the Purchaser (Applicant) shall transfer the monetary funds in the currency of the Russian Federation to the settlement account of the Issuer, specified in clause 8.6 of the Resolution on the issue of additional securities.

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The obligation to pay for the placed shares shall be considered fulfilled from the date of crediting the money to the settlement account of the Issuer.

The crediting of securities of additional issue to the personal accounts of the Purchasers (Applicants) in the register of the registered securities owners of the Issuer (the personal accounts of the nominee shareholders, specified by the Purchasers (Applicants) shall be made only after the full securities payment.

The payment for the additional shares shall be cashless and shall be effected in rubles of the Russian Federation by crediting the money to the settlement account of the Issuer, specified in clause 8.6 of the Resolution on the issue of additional securities.

Due date: The acquired shares shall be fully paid by the Applicant within the Effective period of exercise of the pre-emptive right. The acquired shares shall be fully paid by the Purchaser, who has received an answer from the Issuer about the acceptance of the Offer (acceptance) within 10 (ten) days from termination of Effective date of acceptance distribution.

The payment in cash is not provided for.

The stipulated payment shall be made noncash.

Method of non-cash payment: settlements by payment orders

Account details for transfer of monetary funds for the shares payment:

Account holder: Federal Hydrogeneration Company JSC (TIN 2460066195)

Full name of the credit organization: Sberbank of Russia, Joint Stock Company

Short name of the credit organization: Sberbank of Russia JSC

Address of the credit organization: 19 Vavilova Street, Moscow, 117997, the Russian Federation.

Settlement account No. 40702810400020107810

Correspondent account No. 30101810400000000225

BIC 044525225,

TIN of the bank 7707083893

8.7. The share in case of non-placement of which the issue (additional issue) of securities is deemed invalid, and the procedure of repayment of the money, transferred as payment of securities issue (additional issue), in case of its invalidity:

Such share was not defined.

9. Repayment Conditions and Income Payment against Bonds:

No information was provided for such type of securities.

10. Information on Bonds Purchase:

No information was provided for such type of securities.

11. The Order of Disclosure of Information on Securities Issue (additional issue) by the Issuers:

The order of information disclosure at each stage of securities issue:

1) After adopting the resolution on the securities placement, the Issuer therefore shall disclose the information on the adoption of the resolution to increase the authorized capital by additional shares placement in a form of the Report about the material fact “Information on the stages of securities issue”; “Information on adoption of the resolution on the securities placement” and the Reports about the material fact “Information on the resolutions of the general meetings” within the following terms, from the date when the minutes of the abovementioned general meeting of the shareholders were compiled:

- in the news bulletin (Interfax) – not later than 1 (one) day;

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- at the website on the Internet www.rushydro.ru - not later than 2 (two) days.

The information on the material fact shall be available at the website www.rushydro.ru on the Internet within not less than 6 (six) months from the expiry date, specified for its publication in the Internet, and in case it was posted in the Internet after the expiry date, it shall be available from the date of its publication.

2) The Issuer shall disclose the information on the approval by the Issuer’s Board of Directors of the Resolution on the issue of additional securities in the form of the Report about the material fact “Information on the stages of securities issue”, “Information on the adoption of the resolution on the securities placement” within the following terms from the date when the minutes of the abovementioned Issuer’s general meeting of the shareholders were compiled, where the decision on the adoption of the Resolution on the issue of additional securities was carried out (the expiry date, stipulated by the legislation of the Russian Federation for drawing up minutes) :

- in the news bulletin (Interfax) – not later than 1 (one) day;

- at the website on the Internet www.rushydro.ru - not later than 2 (two) days.

The information on the material fact shall be available at the website www.rushydro.ru on the Internet within not less than 6 (six) months from the expiry date, specified for its publication on the Internet, and in case it was posted on the Internet after the expiry date, it shall be available from the date of its publication.

3) The Issuer shall disclose the information on the state registration of the additional issue of shares in the form of the report about the material fact “Information on the stages of securities issue”, “Information on the state registration of the issue of additional shares”, in the form of Resolution on the issue of additional securities and the Prospectus of securities by posting it at the website www.rushydro.ru. on the Internet.

The report about the state registration of the additional issue of shares and access procedure to the information, which can be found in the Prospectus of securities is published by the Issuer within the following terms from the date of publication of the information on the state registration of the additional issue of shares of the Issuer at the website of the registration body on the Internet or the date of receipt by the Issuer of the written notification of the registration body about the state registration of the additional issue of shares by way of mail, facsimile or e-mail, delivery by hand, depending on which date comes the first:

- in the news bulletin (Interfax) – not later than 1 (one) day;

- at the website on the Internet www.rushydro.ru - not later than 2 (two) days.

- In Izvestia newspaper – not later than 10 (ten) days.

The information on the material fact shall be available at the website www.rushydro.ru on the Internet within not less than 6 (six) months from the expiry date, specified for its publication on the Internet, and in case it was posted in the Internet after the expiry date, it shall be available from the date of its publication.

Not more than 2 (two) days from the date of publication of information on the state registration of the additional issue of shares of the Issuer at the website of the registration body on the Internet or at the date of receipt by the Issuer of the written notification of the registration body about the state registration of the additional issue of securities (shares) by way of mail, facsimile or e-mail, delivery by hand, depending on which date comes the first, the Issuer shall publish the information of the registered Resolution at the website www.rushydro.ru. on the Internet. On posting the information on the Resolution on the additional securities issue at the website on the Internet it is required to specify the state registration number of the additional securities issue, the date of its state registration and the name of the registration body, that has performed the state registration of the additional securities issue.

The text of the registered Resolution on the additional securities issue shall be available at the website www.rushydro.ru on the Internet from the expiry date, specified for its publication on the Internet, and in case it was posted on the Internet after the expiry date, it shall be available from the date of its publication on the Internet and till refunding (invalidation) of all the securities of this issue (the additional issue).

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Not more than 2 (two) days from the date of publication of information on the state registration of the additional issue of shares of the Issuer at the website of the registration body on the Internet or at the date of receipt by the Issuer of the written notification of the registration body about the state registration of the additional issue of securities (shares) by way of mail, facsimile or e-mail, delivery by hand, depending on which date comes the first, the Issuer shall publish the text of the registered Prospectus of securities at the website www.rushydro.ru. on the Internet. When publishing the text of the Prospectus of Securities on the Internet page one should indicate the state registration number of the additional issue of securities in relation to which the Prospectus of Securities is registered, the date of its registration and the name of the registering authority that has conducted the registration of the Prospectus of Securities.

The text of the registered Prospectus of Securities is to be available on the Internet page www.rushydro.ru from the expiration date set out for its publication on the Internet, and in case it is published on the Internet after the expiration date, - from the date of its publication on the Internet, and up to the expiration of not less than 6 months from the date of publication of the text of the registered report on the results of the securities issue (additional issue) on the Internet.

Beginning from the date of publishing of the information concerning the state registration of the additional share issue all the interested parties can familiarize themselves with the Resolution about the additional securities issue and the Prospectus of Securities, as well as get their copies at the following address:

- 51, Architect Vlasov Street, , Moscow, Russian Federation ( ) (in the premises of the individual executive body of JSC RusHydro),

Beginning from the date of publishing of the information concerning the state registration of the additional share issue any interested party is entitled to get a copy of the Resolution about the additional securities issue and the Prospectus of Securities at the abovementioned address for a fee, not exceeding the costs of making the copies of the said documents.

4) The notification of the possibility to exercise the preferential right to acquire the distributed securities (hereafter – the Preferential Right Notice) shall be presented after the state registration of this additional issue of securities and not later than the beginning of the term of their distribution and in the manner required by the Issuer’s Articles of Association to inform that the General Meeting of the Issuer’s Shareholders shall be held.

In accordance with clause 10.11 of article 10 of the Issuer’s Articles of Association the report on organization of the General Meeting of the Issuer’s Shareholders shall be published in Izvestia newspaper and shall be posted at the web-site of the Company on the Internet.

Thus, after the state registration of the additional share issue and lot later than the beginning of placement of the additional shares, the Issuer shall publish the Preferential Right Notice in Izvestia newspaper and shall post the Preferential Right Notice at the web-site of the Issuer on the Internet at the address: www.rushydro.ru .

The Preferential Right Notice shall be also published in the news bulletin of the news agency Interfax CJSC in the course of 5 days from the date that the Issuer has fully performed all its obligations under the Preferential Right Notice, namely from the date that the Issuer has performed the last of the following actions: has published the Preferential Right Notice in Izvestia newspaper, as well as has posted the Preferential Right Notice at the web-site of the Issuer on the Internet at the address: www.rushydro.ru.

The Preferential Right Notice shall contain the statements concerning the number of the distributed additional shares, the offer price of the shares, calculation of number of securities, which any person shall be entitled to purchase, having the preferential right to acquire them, the manner in which such persons should present their applications to the company and the time period during which such applications should be submitted to the Issuer.

5) At the stage of distributing the shares the Issuer shall disclose information in the form of:

- report about the date of the beginning of distribution of securities;

- report about change in the date of the beginning of distribution of securities;

- report about the price (calculation of the price) of the distribution of securities;

- report about the material fact “Information on the stages of securities issue” – “Information on the beginning of securities distribution”, “Information on the stages of securities issue” – “Information on the completion of securities distribution”;

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- report about suspension of securities distribution;

- report about resumption of securities distribution;

A) Information concerning the date of the beginning of distribution of securities should be published by the Issuer in the news bulletin and on the Internet page.

Information concerning the date of the beginning of distribution of securities shall be published by the Issuer in the following time period up to the date of the beginning of distribution of securities:

- in the news bulletin (Interfax) – not later than 5 days before the date of the beginning of distribution of securities;

- on the Internet page www.rushydro.ru – 4 days prior to the date of the beginning of distribution of securities.

B) In case the Issuer has decided to change the date of the beginning of the distribution the Issuer is obliged to publish a report concerning the alteration of the date of the beginning of the securities issue in the news bulletin (Interfax) and on the Internet page www.rushydro.ru not later than 1 (one) day prior to such date.

C) Information concerning the price (calculation of the price) of the securities distribution should be published by the Issuer in the news bulletin and on the Internet page.

The report on the price (calculation of the price) of the securities distribution shall be published by the Issuer in the following periods of time prior to the date of the beginning of the securities issue:

- in the news bulletin (Interfax) – in the course of 1 day from the date of making the decision to determine the price of distribution, but not later than the date of the beginning of the securities distribution;

- on the Internet page www.rushydro.ru – in the course of 2 days from the date of making the decision to determine the price of distribution, but not later than the date of the beginning of the securities distribution.

D) The Issuer shall also disclose information concerning the securities distribution (its beginning and completion) in the form of reports about the material facts (“Information on the stages of securities issue” - “Information on the beginning of securities distribution”, “Information on the stages of securities issue” – “Information on the completion of securities distribution”).

Information about the securities distribution (its beginning and completion) shall be disclosed by the Issuer in the following period of time from the date of the beginning of the shares distribution and the date of the completion of the shares distribution, accordingly:

- in the news bulletin (Interfax) – not later than 1 (one) day;

- on the Internet page www.rushydro.ru – not later than 2 (two) days.

The text of the report on the material fact should be available on the Internet page www.rushydro.ru within not less than 6 (six) months from the date of expiration of a period set for its publication in the Internet, and if it is published on the Internet after expiration of such period - from the date of its publication in the Internet.

E) In case in the course of the period of the shares issue the Issuer shall decide to alter and/or amend the Resolution to issue additional securities and/or the Prospectus of Securities and/or in case the Issuer has received in the course of the period of the shares issue a written claim (instruction, order) from a governmental body authorized under the legislation of the Russian Federation to make a decision on suspension of the securities issue (hereafter – “the Authorized body”), the Issuer shall suspend the securities issue and publish a report on suspension of the securities issue, in the following periods of time from the date of executing a process-verbal (the date of expiration of a period determined by the legislation of the Russian Federation to execute a process-verbal) by the meeting of the authorized body of the Issuer’s Management, where the decision to amend and/or alter the Resolution on the additional securities issue and/or the Prospectus of the Securities, and in case the terms set by the decision to distribute securities have been changed, - the date of executing a process-verbal (the date of expiration of a period determined by the legislation of the Russian Federation to execute a process-verbal) by the meeting of the authorized body of the issuer’s management, where the decision to change such terms has been made, or to change the date when the Issuer has received a written claim (instruction, order) from the Authorized Body to suspend the securities issue via mail, facsimile, e-mail, delivery by hand depending on which one of the said dates shall be due earlier:

- in the news bulletin (Interfax) – not later than 1 (one) day;

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- on the Internet page www.rushydro.ru – not later than 2 (two) days.

In case the share distribution has been suspended because of the decision made by the registering authority to suspend the securities issue, information on the suspension to issue shares shall be disclosed by the Issuer in the form of a report about a material fact “Information on the procedure of the securities issue” – “Information on suspension and resumption of the securities issue” in the form and manner provided by chapter VI of the Provision.

F) After the registration during the period of the share distribution alterations and/or amendments to the Resolution to issue additional securities and/or the Prospectus of Securities, decision to refuse to register such alterations and/or amendments, or receipt in the period of the shares distribution of a written notification (instruction, decision) from the Authorized body to permit the resumption of the securities distribution (expiration of the reason for suspension of the securities distribution) the Issuer shall publish a report about resumption of the securities distribution in the news bulletin and on the page.

The report about resumption of the securities distribution should be published by the Issuer in the following periods of time from the date of publication of information concerning the registration of alterations and/or amendments to the Resolution to issue additional securities and/or additions in the Resolution to issue additional securities and/or the Prospectus of Securities or information concerning the waiver to register such alterations and/or amendments on the Internet of the registering authority or information on receipt by the Issuer of a written notification from the registering authority about additional issue of securities or receipt of a waiver to register such alterations and/or amendments or information on the date of receipt by the Issuer a written notification (instruction, decision) from the Authorized body to permit the resumption of the securities distribution (expiration of the reason for suspension of the securities distribution) via mail, facsimile, e-mail, delivery by hand depending on which one of the said dates shall be due earlier:

- in the news bulletin (Interfax) – not later than 1 (one) day;

- on the Internet page www.rushydro.ru – not later than 2 (two) days.

The Issuer shall resume distribution of securities only after publishing the report about resumption of securities distribution in the news bulletin or on the Internet page.

G) The Issuer shall also disclose in the form of a report about material facts information about suspension and resumption of the securities issue.

The report about the material fact “Information on suspension and resumption of the securities issue” shall be disclosed by the Issuer in the following periods of time from the date when the material fact is due:

- in the news bulletin (Interfax) – not later than 1 (one) day;

- on the Internet page www.rushydro.ru – not later than 2 (two) days.

The date when the material fact containing data on the suspension of the shares issue is due shall be the date of publishing of information on the suspension of the shares issue by the Issuer on the Internet page of the registering authority or the date when the Issuer has received a written notification from the registering authority concerning the suspension of the shares issue via mail, facsimile, e-mail, delivery by hand, depending on which one of the said dates shall be due earlier.

The date when the material fact containing data on the resumption of the shares issue is due shall be the date of publishing of information on the resumption of the shares issue by the Issuer on the Internet page of the registering authority or the date when the Issuer has received a written notification from the registering authority concerning the resumption of the shares issue via mail, facsimile, e-mail, delivery by hand depending on which one of the said dates shall be due earlier.

The text of the report about the material fact shall be available on the Internet page www.rushydro.ru within not less than 6 (six) months from the date of the expiration of the period set for its publication on the Internet, and if it is published on the Internet after the expiration of such period, - from the date of its publication on the Internet.

6) The manner of disclosing information concerning performance of the preferential right to acquire the distributed securities.

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The Issuer shall disclose information concerning performance of the preferential right in the form of a report within the following periods from the date of accounting for the performance of the preferential right:

- in the news bulletin (Interfax) – not later than 4 (four) day;

- on the Internet page www.rushydro.ru – not later than 5 (five) days.

7) Information on the state registration of the report on the additional securities issue shall be disclosed by the Issuer in the form of a report about the material fact “Information about the stages of the securities issue” – “Information about the state registration of the report on the securities issue” in the following periods of time from the date of publishing the information about the state registration of the report on the on the securities issue by the Issuer on the Internet page of the registering authority or the date of the receipt by the Issuer of a written notification from the registering authority about the state registration of the report on the on the securities issue via mail, facsimile, e-mail, delivery by hand depending on which one of the said dates shall be due earlier:

- in the news bulletin (Interfax) – not later than 1 (one) day;

- on the Internet page www.rushydro.ru – not later than 2 (two) days.

The text of the report about the material fact shall be available on the Internet page www.rushydro.ru within not less than 6 (six) months from the date of the expiration of the period set for its publication on the Internet, and if it is published on the Internet after the expiration of such period, - from the date of its publication on the Internet.

Within the period not more than 2 (two) days from the date of publishing of information about the state registration of the report on the issue of additional securities by the Issuer on the Internet page of the registering authority or registration of the receipt by the Issuer a written notification from the registering authority about the state registration of the report on the issue of additional securities via mail, facsimile, e-mail, delivery by hand depending on which one of the said dates shall be due earlier, the Issuer shall publish the text of the registered report on the issue of additional securities on the Internet page www.rushydro.ru.

The text of the registered Report on the results of the additional issue of securities shall be made available on the web-site of the Issuer www.rushydro.ru within not less than six months (6) from the expiration date specified for the publication thereof in the Internet, in case it was published after the expiration of such a date it shall be available within not less than six months (6) from the moment of the publication on the Internet.

The Issuer shall also disclose the information at the stage of the state registration of the Report on the results of the additional issue of securities in the form of the Report on the results of the additional issue of securities by way of publishing it on the web-site www.rushydro.ru.

From the date of publishing the information about the state registration of the Report on the results of the additional issue of securities (shares) any interested party shall have the opportunity to get acquainted with the Report on the results of the additional issue of securities as well as obtain a copy of it at the following addresses:

- 51, Architect Vlasov street, Moscow, the Russian Federation (in the building of the sole executive body of JSC RusHydro),

From the date of publishing the information about the state registration of the Report on the results of the additional issue of securities any interested party is entitled to obtain a copy of the Report on the results of the additional issue of securities at the aforementioned addresses for a payment not exceeding the expenses for the execution of a copy of the aforementioned document.

8) The Issuer shall disclose the information about declaration of the additional issue of shares void or invalid in the form of a report about material facts “Information about declaration of the securities issue void or invalid” within the following terms from the moment of occurrence of the material fact:

- in the news bulletin (“Interfax”) not later than one (1) day;

- on the web-site www.rushydro.ru not later than two (2) days.

The date of publishing the information about declaration of the additional issue of securities of the Issuer void at the Internet site of the registration body or the date of the receipt by the Issuer of the written notification of the registration body about declaration of the additional issue of securities void by way of mail, fax or e-mail, or delivery by hand, shall be considered the moment of occurrence of the material fact, containing information about declaration of the additional issue of securities void, depending on which date happens to be the first.

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The moment of occurrence of the material fact, containing information about declaration of the additional issue of securities void, shall be considered the date of the receipt by the Issuer of the judicial act (court judgment, ruling, or decision) that has been entered in force (the date of entering in force of hereof) about declaration of the of the additional issue of securities (shares) void.

The text of the report about the material fact shall be made available on the Internet page www.rushydro.ru within not less than six months (6) from the expiration date specified for the publication thereof on the Internet, in case it was published after the expiration of such a date it shall be available within the aforementioned period from the moment of the publication in the Internet.

9) The Issuer shall disclose information in the form of a report about material facts in other cases stipulated by the Regulation.

The report about the material fact shall be published by the Issuer within the following terms from the moment of occurrence of the material fact:

- in the news bulletin (“Interfax”) not later than one (1) day;

- on the web-site www.rushydro.ru not later than two (2) days.

The text of the report about the material fact shall be made available on the web-site www.rushydro.ru during not less than six months (6) from the expiration date specified for publication thereof in the Internet, in case it was published after the expiration of such a date it shall be available within the aforementioned period from the moment of the publication in the Internet.

10) The Issuer shall disclose information in the form of a quarterly report in the manner specified by the Regulation.

The quarterly report shall be prepared at the end of each quarter. The quarterly report shall be submitted to the registering body not later than forty five (45) days from the date of the end of the accounting quarter.

The Issuer shall publish within not more than forty five (45) days from the date of the end of the respective accounting quarter the text of the quarterly report on the web-site www.rushydro.ru.

The text of the quarterly report shall be made available on the web-site www.rushydro.ru within not less than (three) years from the expiration date specified for publication thereof on the Internet, in case it was published after the expiration of such a date it shall be available within the abovementioned period from the moment of the publication in the Internet.

The Issuer shall publish the report about the access procedure to the information, contained in the quarterly report in the Interfax News bulletin not later than one (1) day from the date of publishing on the Internet page of text of the quarterly report.

11) The Issuer shall disclose information in the form of a report about the data, which might seriously affect the price of the securities of the Issuer.

The reports about the data, which might seriously affect the price of the securities of the Issuer shall be published within the following terms from the moment of occurrence of the relevant event:

- in the news bulletin (“Interfax”) not later than one (1) day;

- on the web-site www.rushydro.ru not later than two (2) days.

The text of each report about the data which might seriously affect the price of the securities of the Issuer shall be made available on the web-site www.rushydro.ru within not less than six (6) months from the expiration date specified for the publication thereof in the Internet, in case it was published after the expiration of such a date it shall be available from the moment of the publication in the Internet and within not less that six (6) months.

12) The Issuer shall disclose information about the content of its Charter with all amendments and/or additions thereof by way of publishing it on web-site www.rushydro.ru.

In case of introduction of amendments and/or additions into the Charter of the Issuer (adoption of a new edition of the Charter), the text of the Charter as amended and/or with all the additions (the text of the new edition of the Charter) shall be published by the Issuer on the web-site www.rushydro.ru not later than two (2) days from the date of the receipt by the Issuer of a written notification (certificate) of the Authorized body about the state registration of such amendments and/or additions (state registration of the new edition of the Charter), and if the federal law provides that the amendments and/ or additions to the Charter of a joint stock company shall come into force for third parties from the moment of notification of the Authorized body, then it shall be published not later than two (2) days from the moment of such a notification.

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In case of adoption of a new edition of the Charter of the Issuer the text of the previous version of the Charter shall be available on the web-site www.rushydro.ru within not less than 3 (three) months from the publication date of the new edition of the Charter of the Issuer on the Internet.

The Issuer shall publish the texts of the internal documents, governing the activities of its executive bodies on the web-site www.rushydro.ru not later than two (2) days from the date of execution of the minutes (from the expiration date specified by the legislation of the Russian Federation for execution of the minutes), of the general meeting of the shareholders (the meeting of the Board of Directors), at which the relevant internal document was approved.

In case of introduction of amendments and/or additions into the internal documents, governing the activities of executive bodies of the Issuer (adoption of new editions of the internal documents), the texts of the said internal documents as amended and/or with all the additions (the texts of the new edition of the said internal documents) shall be published by the Issuer on the web-site www.rushydro.ru not later than two (2) days from the date of execution of the minutes (from the expiration date specified by the legislation of the Russian Federation for the execution of the minutes), of the meeting of the authorized executive body of the Issuer at which amendments and/or additions (adoption of the new edition) of the said internal document were approved.

In case of adoption of a new edition of an internal document of the Issuer the text of the previous edition of the internal document shall be available on the web-site www.rushydro.ru within not less than three (3) months from the date of publishing on the Internet of the new edition of the relevant internal document of the Issuer.

The forms, methods, terms of disclosure of the relevant information: The Issuer shall disclose information at every stage of the issue of securities and disclose information in the form of quarterly reports and reports about the material facts in the form of reports about the data, which might seriously affect the price of the securities of the Issuer in the manner specified by the Federal Law (FZ) “On Securities Market” dated April 22, 1996 No.39-FZ (with subsequent amendments or additions), the Federal Law (FZ) “On Joint Stock Companies” dated December 26, 1995 No. 208-FZ (with subsequent amendments or additions), as well as Regulation on Disclosure of Information by Issuers of Securities”, approved by the Federal Financial Markets Service (FFMS) on October 10, 2006 No. 06-117/ pz-n (in the text the Resolution on the issue of additional securities is also called “Resolution”). In case at the moment of occurrence of the event, information about which shall be disclosed by the Issuer in accordance with the applicable federal laws and normative legal acts of the federal executive body for the securities market, new manner and terms for disclosure of information about such an event have been established which differ from those stipulated by the Resolution on the issue of additional securities and the Prospectus of Securities, then the information about such an event shall be disclosed in the manner and on the terms specified by the federal laws and normative legal acts of the federal executive body for the securities market in force at the moment of the occurrence of such an event.

All the information to be disclosed by the Issuer in the Internet in accordance with the Regulation and other normative legal acts of the federal executive body for the securities market shall be made available within the terms, specified by these normative legal acts on the web-site www.rushydro.ru.

The Issuer shall provide any interested party with access to the information contained in each of the reports including each of the reports about material facts published by the Issuer in accordance with the Regulation as well as in the Registered Resolutions on the issue of additional securities, Prospectus of Securities and in all of the amendments and (or) additions thereof, the report on the results of the additional issue of securities, quarterly report, as well as in other documents which are to be obligatory disclosed in accordance with part VIII of the Regulation, by way of submitting the copies thereof to the address (the place of business) of the permanent executive body of the Issuer included into the Uniform State Register of Legal Entities, and before the expiration of the term of placement of the securities as well as in the places specified in the advertisement reports of the Issuer containing the information about the placement of securities.

The Issuer shall provide a copy of each report including the copy of each report about the material fact published by the Issuer in accordance with the Regulation as well as the copy of the registered Resolution on the issue of additional securities, Prospectus of Securities and of all the amendments and (or) additions thereof, the report on the results of the additional issue of securities, a copy of the

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quarterly report, as well as copies of other documents which are to be obligatory disclosed in accordance with part VIII of the Regulation to the holders of securities of the Issuer and other interested parties at their request, for a payment not exceeding the expenses for the execution of the copies thereof within not more than seven (7) days from the date of submission of such a request.

The bank details of the settlement account (accounts) of the Issuer for the payment of the expenses for execution of the copies of the aforementioned documents and the amount of such expenses (the procedure for determining the amount) shall be published by the Issuer on the web-site www.rushydro.ru.

The copies of the documents, the period of keeping of which by the Issuer is not permanent in accordance with the legislation of the Russian Federation, shall be submitted by the Issuer at the request of the interested parties within the periods of keeping stipulated for such kind of documents.

The copy submitted by the Issuer shall be certified by an authorized person of the Issuer.

In case the last day of the period within which the Issuer shall disclose information or submit a copy of a document containing information to be disclosed in accordance with the Regulation falls on a weekend and (or) a holiday, the day of the end of such a period shall be considered the next working day.

The information shall be disclosed by way of publishing it in a periodical printed publication (publications).

The title of such a publication (publications) is Izvestia newspaper

The information shall be disclosed by way of publishing it on the Internet page.

The address of such an Internet page: www.rushydro.ru

The Issuer shall disclose information in the form of a quarterly report and reports on material facts (events, actions), affecting its financial and economic activity

The Issuer and/or the registrar responsible for keeping the register of holders of the registered securities of the Issuer, at the request of the interested party shall provide such a party with a copy of the original resolution on the issue (additional issue) of securities for a payment not exceeding the expenses for the execution of such a copy.

12. Information about ensuring fulfillment of obligations for the issued bonds (additional issue):

The information is not stated for this type of securities.

13. The obligation of the Issuer to secure the rights of the holders of securities subject to their compliance with the procedure of such rights’ exercise specified by the legislation of the Russian Federation: the issuer shall secure the rights of the shareholders subject to their compliance with the procedure of exercise of such rights specified by the legislation of the Russian Federation.

14. The obligation of persons, who provided guarantees for the bonds, to ensure fulfillment of obligations of the issuer to the holders of bonds in the case of refusal of the issuer to fulfill its obligations or in case of a delay in meeting the relevant obligations for the bonds in accordance with the provisions of the provided guarantee:

Shall not apply for this type of securities.

15. Other information, provided by the Standards of the issue:

No other information.

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